Exhibit 10.49

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (the “Agreement”) is entered into as of November 27, 2018 by and between Caribou Biosciences, Inc., a Delaware corporation (the “Company”), and Rachel E. Haurwitz, Ph.D. (“Borrower”).

RECITALS

A. The Company has loaned to Borrower $1,100,000.00 as evidenced by that certain Promissory Note dated as of November 27, 2018 (the “Note”).

B. In order to secure payment of the Note, Borrower hereby pledges and grants a security interest in 225,410 shares of the Company’s Common Stock standing in Borrower’s name on the books of the Company and represented by Certificate No. 02 (the “Shares”).

AGREEMENT

In consideration of the Company’s acceptance of the Note in payment of the purchase price of the Shares, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Borrower shall deliver to the Secretary of the Company, her designee (hereinafter referred to as the “Pledge Holder”), all certificates representing the Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Borrower and by Borrower’s spouse (if required for transfer), in blank, for use in transferring all or a portion of the Shares to the Company if, as and when required pursuant to this Agreement. In addition, if Borrower is married, Borrower’s spouse shall execute the signature page attached to this Agreement.

2. As security for the payment of the Note and any renewal, extension or modification of the Note, Borrower hereby grants to the Company a security interest in and pledges with and delivers to the Company her Shares (sometimes referred to herein as the “Collateral”).

3. In the event that Borrower prepays a portion of the Note, in accordance with the provisions thereof, Borrower intends, unless written notice to the contrary is delivered to the Pledge Holder, that the Shares represented by the portion of the Note so repaid, including accrued interest thereon, shall continue to be so held by the Pledge Holder, to serve as independent collateral for the outstanding portion of the Note.

4. In the event of any foreclosure of the security interest created by this Agreement, the Company may sell the Shares at a private sale or may repurchase the Shares itself. The parties agree that, prior to the establishment of a public market for the Shares, the securities laws affecting sale of the Shares may make a public sale of the Shares commercially unreasonable. The parties further agree that the repurchasing of such Shares by the Company, or by any person to whom the Company may have assigned its rights under this Agreement, is commercially reasonable if made at a price determined by the Company’s Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Shares reduced by any limitation on transferability, whether due to the size of the block of shares or the restrictions of applicable securities laws.

5. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under applicable law including the right to sell the Collateral at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

(a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Agreement and the Note, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by the Company.

(b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under Borrower’s Note, applied first and entirely to the payment of any sums due under the non-recourse portion of the Note (and related payment of interest on the non-recourse portion of the Note), and then to any other amounts due under the Note.

(c) Any remaining proceeds shall be delivered to Borrower.

6. Upon full payment by Borrower of all amounts due under the Note, Pledge Holder shall deliver to Borrower all Shares in Pledge Holder’s possession belonging to Borrower, and Pledge Holder shall thereupon be discharged of all further obligations under this Agreement; provided, however, that Pledge Holder shall nevertheless retain the Shares as escrow agent if at the time of full payment by Borrower said Shares are still subject to a repurchase option in favor of the Company.

The parties have executed this Pledge and Security Agreement as of the date first set forth above.

Rachel E. Haurwitz, Ph.D	Caribou Biosciences, Inc.

/s/ Rachel E. Haurwitz, Ph.D.	/s/ Barbara G. McClung
(Signature)	(Signature)

Barbara G. McClung
Chief Legal Officer & Corporate Secretary

ATTACHMENT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Pledge and Security Agreement between the undersigned (“Borrower”) and Caribou Biosciences, Inc., a Delaware corporation (the “Company”), dated November 27, 2018 (the “Agreement”), Borrower hereby sells, assigns and transfers unto the Company                  shares of the Company’s Common Stock, standing in Borrower’s name on the books of the Company and represented by Certificate No.                , and does hereby irrevocably constitute and appoint                              to transfer said stock to the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated:

Rachel E. Haurwitz, Ph.D.

Spouse of Borrower (if applicable)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to perfect the security interest of the Company pursuant to the Agreement.